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EXHIBIT 1

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RESOURCES LTD.
95 WELLINGTON STREET WEST, SUITE 2000                 TEL: (416) 363-4798
TORONTO, ONT., M5J 2N7                                FAX: (416) 363-1315

March 16, 2004

To:  Alberta Securities Commission
     British Columbia Securities Commission
     The Manitoba Securities Commission
     Office of the Administrator, New Brunswick
     Securities Commission of Newfoundland
     Department of Justice, Northwest Territories
     Nova Scotia Securities Commission
     Territory of Nunavut
     Ontario Securities Commission
     Registrar of Securities, Prince Edward Island
     Commission des valeurs mobilieres du Quebec
     Saskatchewan Securities Commission
     Department of Justice, Yukon
     The Toronto Stock Exchange
     The U.S. Securities & Exchange Commission
     Industry Canada

Dear Sirs:

     RE: ANNUAL AND SPECIAL MEETING OF BREAKWATER RESOURCES LTD.

     NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the "Meeting") of the shareholders of BREAKWATER RESOURCES LTD. (the "Company") will be held at Stock Market Place, The Toronto Stock Exchange, Exchange Tower, 130 King Street, Toronto, Ontario on TUESDAY, JUNE 1, 2004 AT 4:00 P.M. (TORONTO TIME).

     The directors of the Company have fixed the close of business on APRIL 13, 2004 as the record date for the determination of shareholders of the Company entitled to receive notice of the Meeting.

Yours truly,

BREAKWATER RESOURCES LTD.

E. Ann Wilkinson
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E. Ann Wilkinson
Corporate Secretary